Exhibit 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Schmidt
Phone:	949.333.1721
Email:	jschmidt@steadfastcmg.com
STEADFAST INCOME REIT ACQUIRES
ARBOR POINTE APARTMENTS IN LOUISVILLE, KENTUCKY
Acquisition Marks REIT’s First Low-income Multifamily Asset
IRVINE, Calif., May 9, 2011 — Steadfast Income REIT, Inc. announced today the $6.5 million acquisition of Arbor Pointe Apartments, a 130-unit complex in the Hurstbourne Acres area of Louisville, KY. The property operates under the Low Income Housing Tax Credit (LIHTC) program with an agreement requiring that 100 percent of the units be rented to tenants earning no more than 60 percent of the area’s median income.
“We are pleased to add this well-maintained, stable multifamily community to our portfolio,” said Rodney F. Emery, CEO and president of Steadfast Income REIT. “Steadfast Management Company, Inc. will manage Arbor Pointe and brings valuable experience in the day-to-day management of affordable housing, as well as with the ongoing regulatory and compliance obligations that pertain to these assets.”
Arbor Pointe was built in 1995 and consists of 60 two-bedroom garden style apartments and 70 three-bedroom townhomes. The units average 1,150 square feet and each include two bathrooms, central heat and air conditioning, a full set of kitchen appliances, washer and dryer connections and private patios or balconies. Additionally, the property has a management office, swimming pool, playground and community room on-site.
Hurstbourne Acres has been a growing submarket of downtown Louisville for the past 20 years with area residents enjoying an average median household income above the national average and convenient access to employment centers, large national retailers, several institutions of higher learning and Louisville’s thriving downtown medical research campus. As the area’s only affordable housing
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2-2-2 Steadfast income REIT Acquires Arbor Pointe Apartments community, Arbor Pointe consistently operates with a waitlist and occupancy in the high 90 percent range.
About Steadfast Income REIT
Steadfast Income REIT is a real estate investment trust that intends to use the proceeds from its ongoing public offering of up to $1.65 billion of common stock to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stabilized, income-producing and value-added properties.
Steadfast Income REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of equity of Steadfast Income REIT, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER OR SALE OF SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. AN OFFER OF SECURITIES IS MADE ONLY BY A PROSPECTUS. FOR A COPY OF THE PROSPECTUS, PLEASE CONTACT YOUR INVESTMENT PROFESSIONAL OR STEADFAST CAPITAL MARKETS GROUP AT 877.525.SCMG (7264).
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